UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2007

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 3, 2007, the Compensation and Leadership Committee of the Board of Directors (the “Committee”) of Hewitt Associates, Inc. (the “Company”) approved compensation for 2008 for certain senior executives, including those individuals who are the two most highly compensated executive officers for fiscal 2007, in addition to the Company’s Chief Executive Officer and Chief Financial Officer (collectively, “named executive officers”). John M. Ryan, also a named executive officer for fiscal 2007, has retired. No significant changes were made to the compensation programs in which these individuals participate, other than minor changes to the measurements used for the Company’s performance share award program. For fiscal 2008, performance share units will be earned based on the Company’s fiscal 2008 operating income and revenue, as well as metrics tied to employee turnover and engagement in recognition of the Company’s commitment to making working at the Company a rewarding experience. The previous program used earnings per share, operating income and direct revenue. Earned shares will vest in three equal annual installments commencing September 30, 2008 at the rate of one share of common stock for each unit earned. The targeted performance share unit awards for the Company’s named executive officers are as follows:

Name	Target Performance Units
Russell P. Fradin	42,900
Perry O. Brandorff	10,000
John J. Park	9,500
Julie S. Gordon	7,500

The amount of the award earned can range from 0 to 200% of target.

In addition, the Committee has approved bonus targets for fiscal 2008. Bonus awards will be based on the Company’s fiscal 2008 operating income, revenue, metrics tied to employee turnover and engagement and individual goals such as building for the future and management and associate development. For those named executive officers responsible for a business unit, their financial goals will be a combination of Company financial measurements (operating income and revenue), and financial measurements for their business unit, including operating income and revenue. Bonus targets, expressed as a percentage of base salary, remain the same as in fiscal 2007, as set forth below. Base salary did not change for 2008. Actual payout can range from 0 to 200% of target percentage.

Name	FY07 Target	FY08 Target
Russel P. Fradin	100%	100%
John J. Park	70%	70%
Perry O. Brandorff	70%	70%
Julie S. Gordon	60%	60%

The Committee also approved stock option awards .

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Attached as Exhibit 99.1 is a copy of the Company’s Performance Share Program Award Agreement for Executive Officers for fiscal year 2008.

Attached as Exhibit 99.2 is a copy of the Company’s Stock Option Program Award Agreement for Executive Officers for fiscal year 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of fiscal year 2008 Performance Share Program Award Agreement for Executive Officers

99.2	Form of fiscal year 2008 Stock Option Program Award Agreement for Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Steven J. Kyono
Name:	Steven J. Kyono
Title:	Senior Vice President, General Counsel and Secretary

Date: December 7, 2007

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Exhibit Index

Number	Description
99.1	Form of fiscal year 2008 Performance Share Program Award Agreement for Executive Officers

99.2	Form of fiscal year 2008 Stock Option Program Award Agreement for Executive Officers

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